Sun Life Insurance and Annuity Company of New York
(Hereinafter referred to as “the Company”)
Home Office:  [122 East 42nd Street, Suite 1900, New York, NY 10017]
Service Office:  [One Sun Life Executive Park, Wellesley Hills, MA 02481]

Part I of Application for Life Insurance

Section A: Insured
First Insured
1a. Ms.__Mr.__ Dr. __ Miss __Mrs.__	1b. Name (first, middle initial, last)		1c.Male__ Female__	1d.Birth Date (m/d/y)
1e. Birthplace (country/state)	1f. Social Security/Tax ID Number		1g. Home Phone Number	1h. Work Phone Number
1i. Address (street, city, state, zip code, country) (If mailing address differs, provide in Section K.)
1j. Permanent U.S. Resident Yes__ No__	1k. Years in U.S.	1l. U.S. Citizen Yes__ No__	1m. If No: Valid Green Card or Visa Number	1n. Driver’s License State of Issue
1o. Driver’s License Number		1p. Occupation, Employer Name and Address

Second Insured
2a. Ms.__ Mr.__ Dr. __ Miss __Mrs.__	2b. Name (first, middle initial, last)		2c.Male__ Female__	2d. Birth Date (m/d/y)
2e. Birthplace (country/state)	2f. Social Security/Tax ID Number		2g. Home Phone Number	2h. Work Phone Number
2i. Address (street, city, state, zip code, country) (If mailing address differs, provide in Section K.)
2j. Permanent U.S. Resident Yes__ No__	2k. Years in U.S.	2l. U.S. Citizen Yes__ No__	2m. If No: Valid Green Card or Visa Number	2n. Driver’s License State of Issue
2o. Driver’s License Number		2p. Occupation, Employer Name and Address

Section B: Owner
If the Owner is the same as the Insured, specify: First Insured __ Second Insured__ Both__ and ONLY complete question 1g- Email Address.  Specify: Company__ Individual__ Trust__
1a. Owner Name		1b. Relationship to Insured
1c. Social Security/Tax ID Number	1d. Birth/Trust Date (m/d/y)	1e. Permanent U.S. Resident: Yes__ No__	1f. U.S. Citizen: Yes__ No__
1g. Email Address	1h. Phone Number
1i. Name(s) Authorized Company Representative(s)/Trustee(s)			1j. State Trust Established
1k. Address (street, city, state, zip code, country)
1l. Contingent Owner: Name, Relationship to Insured

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Section C: Coverage
Universal Life (UL)
1a. [Sun Prime Protector Universal Life]__	2a. [Sun Prime Survivorship Universal Life]__
1b. Specified Face Amount $______________	2b. Specified Face Amount $______________
1c. Supplemental Benefits/Riders:

__Accelerated Benefit Rider
__Accidental Death Benefit Rider
__Charitable Giving Benefit Rider**
__Enhanced Surrender Value Rider
__Exchange of Insured Rider
__Payment of Stipulated Premium Amount Rider
__Waiver of Monthly Deductions Rider

__ Other____________________________

__Supplemental Insurance Amount $____________

2c. Supplemental Benefits/Riders:

__Charitable Giving Benefit Rider**
__Estate Preservation Rider
__Policy Split Option Rider

__ Other____________________________

__Supplemental Insurance Amount $____________

1d. Death Benefit Options – Select One: __Option A – Specified Face Amount (Level) __Option B – Specified Face Amount plus Account Value	2d. Death Benefit Options – Select One: __Option A – Specified Face Amount (Level) __Option B – Specified Face Amount plus Account Value

Variable Universal Life (VUL)
3a. [Sun Prime VUL] __	[3e. [Sun Prime Survivorship VUL] __
3b. Specified Face Amount $______________	3f. Specified Face Amount $______________
3c. Supplemental Benefits/Riders:

__Accelerated Benefits Rider
__Charitable Giving Benefit Rider**
__Enhanced Cash Surrender Value Rider
__Long Term Accumulation Rider
__Loan Lapse Protection Rider

__ Other____________________________

__Supplemental Insurance Amount $____________

3g. Supplemental Benefits/Riders:

__Charitable Giving Benefit Rider**
__Four Year Additional Insurance Rider
__Loan Lapse Protection Rider
__Policy Split Option Rider

__ Other____________________________

__Supplemental Insurance Amount $____________

3d. Death Benefit Options – Select One: __Option A – Total Face Amount (Level) __Option B – Total Face Amount plus Account Value __Option C – Total Face Amount plus Premiums	3h. Death Benefit Options – Select One: __Option A – Face Amount (Level) __Option B – Face Amount plus Account Value __Option C – Specified Face Amount plus Premiums]

**Charitable Giving Benefit Rider – Complete if selected above:
4a. Name of Accredited Organization	4b. 501(c) Tax ID Number
4c. Address
4d. After you receive confirmation of the charitable organization, choose one: I/We will notify the charity of my/our intent __OR
Permit the Company to notify the charity of my/our intent upon my/our death __

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Section D: Premium Plan and Fund Information

Ensure the information matches the illustration.
1a. Initial Premium	1b. Planned Periodic Premium Amount
1c. Frequency __Annual __Semi-Annual __Monthly (pre-authorized checking) __List Bill (If existing list bill, provide number:____________)
1d. Will the premium for this certificate/policy be financed through single or multiple loan(s) from a private or public lender now or in the future?     Yes____    No_____ If yes, complete the Life Insurance Source of Premium Eligibility Questionnaire.

1e. Definition of Life Insurance Test to be Used __Guideline Premium Test __Cash Value Accumulation Test

Section E: Beneficiary

1a. Primary Name	1b. Relationship	1c. %
2a. Primary Name	2b. Relationship	2c. %
3a. Primary Name	3b. Relationship	3c. %
4a. Contingent Name	4b. Relationship	4c. %
5a. Contingent Name	5b. Relationship	5c. %
Note: Unless otherwise specified: The surviving beneficiaries within a class (primary or contingent) will share equally.

Section F: Payor

1. If payor is Insured or Owner check here_____ and move to section G.
2. If payor is other than the Insured or Owner, indicate type __Company __Individual __Trust and complete questions 2a – 2d. __
2a. Name	2b. Social Security/Tax ID Number
2c. Mailing Address (street, city, state, zip code, country)
2d. Name(s) of Authorized Representative(s) (only if a Company is the Payor) or Trustee(s) if a Trust is the Payor.

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Section G: Other Insurance/Replacement Information

1.  Does the Applicant/Owner(s) have any existing individual life insurance policy or annuity contract, including those under a binding or conditional receipt or those within an unconditional refund period? ___ Yes  ____  No

2.   Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as  a source of premium for the coverage for which application is being made?  ___ Yes  ___  No

If the answer to No. 1 is “yes”, provide the applicable state form(s).  If the answer to No. 2 is “yes”, provide the applicable state form(s) and provide the information requested in the following table.

Insurance Company	Insured or Annuitant	Policy or Contract Number

3. If a replacement is involved, is it intended as an IRC Section 1035 exchange?  __Yes __No
If yes, provide the necessary forms.

4. For each Proposed Insured, provide details below for all insurance in-force and/or pending, on either a formal or an informal basis, with the Company and any other companies. Include those policies or applications owned personally or by a third party, including but not restricted to individuals(s), business, charity, life settlement or viatical company.  If none, Individual or First Insured initial here _____, Second Insured initial here_____.

Proposed Insured	Insurance Company	Business/ Personal/ Settlement	Issue Year/Pending	Formal/ Informal	Total Face Amount	Policy Number
a.
b.
c.
d.
e.

5. For each Proposed Insured, state the ultimate amount of life insurance coverage that will be in place on each life (excluding group life or corporate owned life insurance) with the issue of this certificate/policy and any other pending application with another company.
Individual or First Insured $__________  Second Insured $____________

6. Is the certificate/policy applied for through this application being purchased for the purpose of being assigned or sold to a third party or will it replace a policy whose ownership has been assigned or sold to a third party?        __Yes     __No
If yes, complete Part 2 of the Life Insurance Source of Premium Eligibility Questionnaire.

7. If a certificate/policy applied for through this application is issued by the Company, will the certificate/policy within the next three years be used for any purpose other than the purpose indicated in Section H (Finances/Plan Use) of this application? __Yes __No  If yes, provide details: ______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________

8. Has an Application for insurance on the life/lives of the Proposed Insured(s) been declined or offered on a basis other than applied?  __Yes __No
If yes, provide details: _____________________________________________________________________________

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Section H: Finances/Plan Use

1. Total Household Income $	2. Total Household Net Worth $
 3. The coverage will be used primarily for:
__Income Replacement __Split Dollar __Business Continuity __Supplemental Retirement Income
__Deferred Compensation Plan__Estate Plan __Key Person __Charitable Gift __ Bonus Plan
__Premium FinancingOther ________________________

VUL Suitability:      4. Has it been explained to you that the values and benefits provided by the coverage are based on the investment experience of a separate account and may increase or decrease depending upon the investment experience?................................................... ................. ................. ........................................... __Yes  __No

5. Is the coverage, as applied for, in accordance with the insurance and financial objectives you have expressed? . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ………….........................……………..__Yes  __No

Section I: Proposed Insured(s) Lifestyle Information
Insured 1      Insured 2
1. Have you used tobacco, (cigarettes, cigars, chewing tobacco, etc.) or products
containing nicotine (nicorette gum, nicotine patch, etc.) within the past 12 months? . . . .. .. . . . .. .          __Yes __No   __Yes __No
2. Have you used tobacco or nicotine products in the past and stopped? . . . . . . . . . . . . . . . . . ..                      __Yes __No   __Yes __No
If yes, date stopped: ____________
3. Do you plan to travel or reside outside of the U.S. and Canada in the next two years? . . . . ..                      __Yes __No   __Yes __No
If yes, submit the required Foreign Travel/Residence/Citizenship Questionnaire.
4. Do you hold an active pilot’s license?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . ..                    __Yes __No   __Yes __No
5. Have you flown as a pilot or co-pilot in any type of aircraft, within the past two years? . . . . . ..                 __Yes __No   __Yes __No
If yes, submit the required Aviation Questionnaire.
6. Have you participated in scuba diving, parachuting, hang gliding, motorized racing
or any hazardous sport? If yes, indicate the sport: _______________________________ . ..                          __Yes __No   __Yes __No
7. While operating a motor vehicle, boat or aircraft, in the last five years, have you:
a. Been convicted of any moving violations?. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . ..                       __Yes __No   __Yes __No
b. Had an operator’s license restricted, suspended or revoked? . . . . . . . . . . . . . . .  . . . .. . . ..                           __Yes __No   __Yes __No
c. Been convicted of operating under the influence of alcohol or drugs? . . . . . . . . .  . . . . . ..                           __Yes __No  __Yes __No
If yes, provide details: ____________________________________________________

Section J: Proposed Insured(s) Medical Contact Information

First Proposed Insured         Second Proposed Insured

1a. Name, Phone Number and Address of Primary Physician/Health Care Provider		2a. Name, Phone Number and Address of Primary Physician/Health Care Provider
1b. Reason for Last Visit	1c. Date (m/d/y)	2b. Reason for Last Visit	2c. Date (m/d/y)
1d. Name, Phone Number and Address of Medical Specialist Last Seen		2d. Name, Phone Number and Address of Medical Specialist Last Seen
1e. Reason for Last Visit and Results	1f. Date (m/d/y)	2e. Reason for Last Visit	2f. Date (m/d/y)

If the application is being submitted on a non-medical basis, complete a separate Part II of Application for Life insurance.

Section K: Additional Information/Special Requests
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________
Additional sheets may be attached if more space is required.

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Section L: Signature Section

Declarations
I/We understand and agree that:
1. The information provided in this Application (Part I and Part II Medical, if required) is the basis for and becomes part of the insurance certificate/policy issued as a result of this Application.
2. No broker/registered representative or medical examiner has the authority to make or modify the Company’s guidelines, to decide whether anyone proposed for insurance is an acceptable risk or to waive any of the Company’s rights or requirements.
3. In accepting coverage, I/we also accept any corrections and amendments made by the Company. No change in plan, amount, benefits, age at issue or classification can be made without my/our written consent. However, the Company may change non-guaranteed elements of the coverage.
4. Except as provided in a Temporary Life Insurance Agreement having the same date as the Application, no insurance requested in this Application will be effective (a) until coverage is issued during the lifetime of the Proposed Insured(s);
and (b) until the Company has received the first full premium due on any coverage that is not Variable Universal Life or the initial premium due on any Variable Universal Life coverage requested; and (c) the statements made in this Application are still complete and true as of the date the coverage is delivered.
5. Sales illustrations are used to assist in understanding how the coverage could perform over time, under a number of assumptions. I/we acknowledge that rates of return or credited interest rates assumed in sales illustrations are hypothetical only and are not estimates or guarantees. The actual performance of any such coverage, including account values, cash surrender values, death benefit and duration of coverage, will be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we also understand that any sales illustration used is not a contract and will not become part of any coverage issued by the Company.
6. In connection herewith, it is expressly acknowledged that the insurance, as applied for, is suitable for the insurance needs and financial objectives of the undersigned.

I/we declare that the statements and answers in this Application are complete and true to the best of my/our knowledge and believe that they are correctly recorded.

For Variable Universal Life applications, I/we also hereby understand and agree that values and benefits provided by the life insurance coverage applied for are based on the investment experience of a separate account and are not guaranteed, such that:
•	The death benefit amount may increase or decrease to reflect the investment experience of the various sub-accounts.
•	The duration of coverage may increase or decrease due to the investment experience of the variable sub-accounts.
•	The account value and cash surrender value may increase or decrease to reflect the investment experience of the variable sub-accounts.
•	With respect to the variable sub-accounts, there is no guaranteed minimum coverage value nor are any coverage values guaranteed as to dollar amount.
The owner acknowledges receipt of a current prospectus from the Company for the variable universal life insurance.

I understand that an illustration of benefits, including death benefits, certificate values and cash surrender values is available upon request.

I/we understand all the certificate/policy features, including the financial impact of the Supplemental Insurance Amount as it was explained to me by the Broker/Registered Representative listed below.

Customer Identification Notice: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an application. This means we will ask you for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver’s license or other identifying documents.

I acknowledge receipt of the Customer Identification Notice. I understand that the identity information being provided by me is required by Federal law to be collected in order to verify my identity and I authorize its use for this purpose.

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Authorization
I/we, hereby authorize any: (a) physician, health care provider, health plan, medical professional, hospital, clinic, laboratory, pharmacy or other medical or health care facility, that has provided payment, treatment or services to me or on my behalf; (b) insurance company; (c) state department of motor vehicles; (d) consumer reporting agency; or the Medical Information Bureau, Inc., to disclose or furnish to the Underwriting Department of the Company, their subsidiaries, affiliates, third party administrators and reinsurers, any and all non-health information relating to me.

I/we understand that the Company will use the information it obtains to: (a) underwrite my Application for coverage, (b) make eligibility, risk rating, coverage issuance and enrollment determinations; (c) obtain reinsurance; (d) administer claims and determine or fulfill responsibility for coverage and provision of benefits; (e) administer coverage; and/or (f) conduct other legally permissible activities that relate to any coverage I/we have or have applied for with the Company.

I/we hereby authorize the Company to disclose any information it obtains about me to the Medical Information Bureau,
Inc., or any other life insurance company with which I/we do business. I/we understand that the Company will not disclose information it obtains about me except as authorized by this Authorization; as may be required or permitted by law; or as
I/we may further authorize. I/we understand that if information is redisclosed as permitted by this Authorization, it may no longer be protected by applicable federal privacy law.

This Authorization shall apply to information relating to my dependents if they are to be insured under the life insurance coverage applied for.

I/we understand that: (a) this Authorization shall be valid for 24 months from the date I sign it; (b) I/we may revoke it at any time by providing written notice to the Underwriting Department of the Company at the address shown on page 1 of this form, subject to the rights of any person who acted in reliance on it prior to receiving notice of its revocation; and (c) my authorized representative and I/we are entitled to receive a copy of the Authorization upon request. A copy of this
Authorization shall be as valid as the original.

Signature of Proposed Insured (not required if under age 15)	Signature of 2nd Proposed Insured (not required if under age 15)
Signature of Personal Representative of Proposed Insured	Signature of Personal Representative of Proposed Insured
Relationship to Proposed Insured	Relationship to Proposed Insured
Signature of Owner (if other than Proposed Insured)	Signature of Owner (if other than Proposed Insured)
Signature of Co-Owner	Signature of Co-Owner
Signature of Broker/Registered Representative

Signed by Owner at:
City/State	Date (m/d/y)

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Section M: Broker’s/Registered Representative’s Report Page
 Life One                  Life Two
1. If the Application was taken on a non-medical basis, were answers from the
Proposed Insured(s) obtained personally and in your presence? . . . . . . . . . . . . . . .. . . . . . . . . . . .. ___Yes ___No             ___Yes ___No
2. Does the Proposed Insured(s) appear to be in good health?. . . . . . . . . . . . . . . . . . . . . .. . . . .  . . ___Yes ___No             ___Yes ___No
3. Are you aware of anything about the lifestyle, habits or driving record of the
Proposed Insured(s) that would have an adverse effect on insurability? . . . . . . . . . .. . . . . . . . . . .  ___Yes ___No             ___Yes ___No
If yes, provide details:
4. Do you have any knowledge as to whether a formal or informal application for life insurance on the Proposed Insured has been submitted to another insurer or reviewed by one or more reinsurance companies on a facultative basis?
                                                                                                                                                           ___Yes ___No            ___Yes ___No
If yes, provide details._______________________________________
5. Previous address of Proposed Insured(s) if moved within the last two years:_________________________________
6. Does the Applicant/Owner(s) have any existing individual life insurance policy or annuity contract, including those under a binding or conditional receipt or those within an unconditional refund period?  ___ Yes  ____ No
If “yes”, provide the applicable state form(s).
7.  Will any existing life insurance policy or annuity contract be lapsed, forfeited, surrendered, partially surrendered, assigned, reduced in value or used as  a source of premium for the coverage for which application is being made?  ___ Yes  ___  No
If “yes”, provide details and applicable state form(s).
8. Based on your reasonable inquiry about the Owner’s financial situation, insurance objectives and needs, do you believe that the coverage as applied for is suitable for the insurance needs and anticipated financial objectives of the Owner?         __Yes ___No
9. Proposed Insured’s Marital Status: Life One ______________________ Life Two__________________________
10. Proposed Insured’s Annual Household Income: Life One____________________ Life Two____________________

CERTIFICATION:
I, ______________________________________certify:
  Print Registered Representative’s Name
1. (a) that the questions contained in this Application were asked of the Proposed Insured(s) and Owner and correctly recorded; (b) that this Application, report and any accompanying information are complete and true to the best of my knowledge and belief; (c) that I have given the Proposed Insured(s) the Privacy Information Notices including Medical
Information Bureau, Inc. (MIB, Inc.), Fair Credit Reporting Act, and Consumer Report Notices; and (d) that the provisions of the Temporary Life Insurance Agreement, including limitations and exclusions, have been explained to the Owner.
2. For Variable Universal Life applications: (a) that I have reviewed with the Owner all the certificate/policy features and have given a current prospectus for the plan of insurance indicated in Section C of this Application, and (b) that information regarding the certificate/policy applied for and the Owner’s financial situation, insurance objectives and needs has been submitted to my Broker/Dealer for suitability review.
3. That evidence as to the identities of the Owner(s) has been obtained and recorded.
4. That the source of funds for purchase of the insurance has been obtained and recorded.

Anti-Money Laundering Customer Identity Information
I have reviewed the Owner’s identity document presented and recorded the following information from it:
Applicant’s Name_____________________________________________________________
Address____________________________________________________________________
City________________________State____________________________Date of Birth_____/______/_____
ID Document (Individual)_______________________________________________________
(e.g., Driver’s License)
ID Document (Corporation or other non-natural person)_______________________________
(e.g.,a government issued document showing the existence of the entity, e.g., a certificate of good standing or equivalent)
ID Number______________________________________Expiration Date______/______/_____

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Anti-Money Laundering Training
I have received relevant anti-money laundering training within the last 12 months, given by the Company, another insurance company or other financial institution, or offered through a national association (e.g., NAIFA, NAILBA) or competent third party (e.g., LIMRA). I also hereby acknowledge my obligations, including compliance with the Company’s Anti-Money Laundering Program, as described in the Company’s Market Conduct Guide for Individual Life and Annuity Producers.

Date (m/d/y)State Insurance License NumberSignature(s) of Broker(s)/Registered Representative(s)
X
X
X

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